UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 11, 2012

ACXIOM CORPORATION (Exact Name of Registrant as Specified in Its Charter)

DELAWARE (State or Other Jurisdiction of Incorporation)
0-13163	71-0581897
(Commission File Number)	(IRS Employer Identification No.)

601 E. Third St., Little Rock, Arkansas	72201
(Address of Principal Executive Offices)	(Zip Code)

501-342-1000
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Upon the execution of an Employment Agreement (the "Employment Agreement") on January 11, 2012, Warren C. Jenson was appointed Chief Financial Officer and Executive Vice President of Acxiom Corporation (the "Company").  Mr. Jenson, age 55, previously served as Chief Operating Officer at Silver Spring Networks, a leading networking platform and solutions provider of smart grid products for utilities, during 2010 after serving as Silver Spring Networks’ Chief Financial Officer from 2008 until 2010.  From 2002 until 2008, Mr. Jenson served as the Executive Vice President, Chief Financial Officer & Chief Administration Officer of Electronic Arts Inc., a developer of video game software. The Company issued a press release on January 11, 2012 announcing Mr. Jenson’s appointment.  The press release is furnished herewith as Exhibit 99.1 and incorporated by reference herein.

The Employment Agreement has an initial term ending January 10, 2015, and will thereafter automatically renew for successive one-year terms unless the Company or Mr. Jenson elects not to extend the term upon 180 days’ notice to the other party.  Under the Employment Agreement, Mr. Jenson will receive an initial base salary of $450,000 per year.  During each fiscal year, Mr. Jenson will be eligible to receive a target cash bonus in an amount equal to 85% of his base salary and a maximum cash bonus of up to 170% of his base salary during each fiscal year, with the amount of the current year’s cash bonus opportunity prorated for the portion of the Company’s fiscal year commencing January 11, 2012.  Bonus payments will be determined pursuant to pre-determined performance targets to be established by the independent members of the Board of Directors of the Company (the “Board”) or the Compensation Committee of the Board. Additionally, as an inducement to accept employment with the Company, the Company will pay Mr. Jenson a lump sum signing bonus in the amount of $100,000 (the “Signing Bonus”). In the event that Mr. Jenson’s employment is terminated within one year of his start date by the Company for cause (as defined in the Employment Agreement) or by Mr. Jenson without good reason (as defined in the Employment Agreement), Mr. Jenson shall repay to the Company a pro rata portion of the Signing Bonus based on the number of months worked.

The Employment Agreement provides that within three business days of Mr. Jenson’s start date he will be granted nonqualified stock options in respect of 183,958 shares of the Company’s common stock, restricted stock units (“RSUs”) in respect of 12,390 shares of the Company’s common stock and performance units in respect of 108,038 shares of the Company’s common stock.  The stock options will have a per share exercise price equal to the fair market value of the Company’s common stock on the date of the grant, have a ten-year term and will vest ratably over four years, 25% per year, beginning on the first anniversary of such grant.  The restrictions on the RSUs granted to Mr. Jenson will lapse ratably over four years, 25% per year, beginning on the first anniversary of such grant.  The performance units will cliff vest subject to the terms and conditions of such awards upon the satisfaction of performance criteria based on performance periods ending on July 26, 2014.  The stock options, RSUs and performance units will be granted pursuant to the 2005 Equity Compensation Plan of Acxiom Corporation (the “2005 Plan”).  The foregoing description of the equity incentive awards to be granted to Mr. Jenson is qualified in its entirety by reference to the 2005 Plan, which is incorporated by reference to Appendix A of the Company’s Proxy Statement filed on June 19, 2008, and incorporated by reference herein.

Under the Employment Agreement, if Mr. Jenson’s employment is terminated by the Company without cause (as defined in the Employment Agreement) or if Mr. Jenson resigns for good reason (as defined in the Employment Agreement), subject to the Company receiving a general release of claims from him, he will be entitled to receive (i) all base salary and benefits payable to him through the date of termination, (ii) the amount of any cash bonus related to any fiscal year ending before the date of termination that would have been paid had his employment not terminated, (iii) an amount equal to 100% of his then-current base salary, and (iv) any other unpaid benefits to which he is entitled under any plan, policy or program of the Company applicable to him as of the date of termination.  Additionally, under such circumstances Mr. Jenson will be entitled to receive with respect to performance units (as defined in the Employment Agreement): (i) the number of performance units, if any, that were earned during a completed performance period but remain unvested, as reduced to reflect the proportion of the total vesting period that had not elapsed as of his termination date, and (ii) the number of performance units, if any, for incomplete performance periods as to which at least one year of the performance period has been completed, based on the Company’s actual performance as determined following the completion of the applicable performance periods in accordance with the applicable grant documents governing the performance units, as reduced to reflect the proportion of the total vesting period that has not elapsed as of his termination date.

If Mr. Jenson’s employment is terminated by the Company without cause within 24 months following a Change in Control (as defined in the Employment Agreements), or if Mr. Jenson terminates his employment for good reason within 24 months following a Change in Control, subject to the Company receiving a general release of claims from him, he will be entitled to receive (i) all base salary and benefits payable to him through the date of termination, (ii) the amount of any cash bonus related to any fiscal year ending before the date of termination that would have been paid had his employment not terminated, (iii) an amount equal to 200% of his then-current base salary, and (iv) any other unpaid benefits to which he is entitled under any plan, policy or program of the Company applicable to him as of the date of termination.  The Employment Agreement also provides that under such circumstances, all equity awards (other than performance units) which are then outstanding, to the extent not then vested, will vest.  In addition, in the event of a Change in Control, whether or not accompanied by a termination of his employment, Mr. Jenson will be entitled to receive (i) the number of performance units, if any, for incomplete performance periods as to which at least one year of the performance period has been completed, based on the Company’s performance as of the date of such change in control, as if the applicable performance periods had been completed, and determined in accordance with the applicable grant documents governing the performance units, as reduced to reflect the proportion of the total vesting period that had not elapsed, (ii) the number of performance units, if any, that were earned during a completed performance period but remain unvested, as reduced to reflect the portion of the total vesting period that has not elapsed, and (iii) solely with respect to the performance unit award in respect of 108,038 shares of the Company’s common stock granted pursuant to the Employment Agreement as an inducement to enter into employment with the Company, the number of performance units, if any, that were earned during a completed performance period but remain unvested or, for incomplete performance periods, based on the Company’s performance as of the date of such change in control, as if the applicable performance periods had been completed, and determined in accordance with the applicable grant documents governing the performance units.  In addition, if Mr. Jenson is terminated without cause or resigns for good reason following the public announcement of a Board-approved agreement to effect a Change in Control involving the acquisition of the Company or substantially all of its assets, then in addition to the amounts described above for a termination without cause or for good reason outside of a Change in Control, in the event such publicly announced Change in Control is consummated (or a superior Change in Control is consummated), then Mr. Jenson shall also be entitled to receive a cash payment equal to the additional amounts he would have received had such termination occurred after such Change in Control (including  with respect to the value of any unvested equity awards that would have vested, calculated based on the value of the Company’s common stock implied by the Change in Control).

If Mr. Jenson’s employment is terminated for death or disability, he will be entitled to receive (i) all base salary and benefits to be paid or provided to him through the date of termination, (ii) any other unpaid benefits (including death and disability benefits) to which he is otherwise entitled under any plan, policy or program of the Company applicable to him as of the date of termination, (iii) the amount of any cash bonus related to any fiscal year ending before the date of termination that would have been paid had his employment not terminated, and (iv) the amount of any target cash bonus to which he would otherwise have been entitled for the fiscal year in which the date of termination occurs, pro-rated based on the applicable portion of the fiscal year he worked for the Company before the date of termination.

If Mr. Jenson terminates following a failure by the Company to renew his Employment Agreement, he will be entitled to (i) payment of his base salary and benefits through the date of termination, (ii) any other unpaid benefits to which he is otherwise entitled under any plan, policy or program of the Company applicable to him as of the date of termination, (iii) an amount equal to 100% of his then-current base salary, and (iv) the amount of any cash bonus related to any fiscal year ending before the date of termination that would have been paid had his employment not terminated.  If Mr. Jenson resigns without good reason, he will be entitled to payment of his base salary and benefits through the date of termination, any other unpaid benefits to which he is otherwise entitled under any plan, policy or program of the Company applicable to him as of the date of termination, and the amount of any cash bonus related to any fiscal year ending before the date of termination that would have been paid had his employment not terminated.  Finally, if Mr. Jenson’s employment is terminated by the Company for cause, he will be entitled to payment of his base salary and benefits through the date of termination and any other unpaid benefits to which he is otherwise entitled under any plan, policy or program of the Company applicable to him as of the date of termination.

The Employment Agreement contains certain restrictions on competition with the Company and on solicitation of the Company’s customers, vendors, suppliers and employees during employment and for a period of one year following termination.  The foregoing description of the Employment Agreement is qualified in its entirety by reference to the Employment Agreement, which is attached as Exhibit 10.1 hereto and incorporated herein by reference.

In connection with the Company’s appointment of Mr. Jenson as its new Chief Financial Officer and Executive Vice President, effective January 11, 2012, Art G. Kellam resigned from his positions as the Company’s Interim Principal Financial and Accounting Officer.  Mr. Kellam will continue to serve as the Company’s Vice President – Finance and Corporate Controller.

Item 9.01                      Financial Statements and Exhibits

(c)           Exhibits

The following exhibits are furnished herewith:

Exhibit Number	Description

10.1	Employment Agreement between the Company and Warren C. Jenson dated January 11, 2012.
99.1	Press Release of the Company dated January 11, 2012 regarding Warren C. Jenson

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   January 11, 2012

ACXIOM CORPORATION

By:                /s/ Jerry C. Jones
Name:           Jerry C. Jones
Title:             Chief Legal Officer & Sr. Vice President

EXHIBIT INDEX

Exhibit Number	Description

10.1	Employment Agreement between the Company and Warren C. Jenson dated January 11, 2012.
99.1	Press Release of the Company dated January 11, 2012 regarding Warren C. Jenson